UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2008

SUBURBAN PROPANE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

1-14222 (Commission File Number)	22-3410353 (I.R.S. Employer Identification No.)

240 Route 10 West
Whippany, New Jersey 07981
(973) 887-5300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On May 27, 2008, the Registrant’s wholly owned operating subsidiary, Suburban Propane, L.P. (the “Operating Partnership”) entered into a Master Note Agreement (the “Master Note”) by and among the Operating Partnership and Citibank, N.A. The Master Note provides for a line of credit between December 1, 2008 and April 1, 2009, pursuant to which the Operating Partnership may, but is not obligated to, request advances not exceeding an aggregate of $20 million at any one time, payable in full on or before April 1, 2009. While the Operating Partnership is required to pay interest in connection with any advances as provided for in the Master Note, there is no fee associated with the line of credit. The lender has the right, in its sole discretion, to decline to make any advance requested by the Operating Partnership.

The Master Note is structured in accordance with and authorized by the Operating Partnership’s Third Amended and Restated Credit Agreement, dated as of October 20, 2004 (as amended by the First Amendment thereto dated March 17, 2005, the Second Amendment thereto dated August 25, 2005 and the Third Amendment thereto dated February 9, 2006), which provides the Operating Partnership with additional financial flexibility for general corporate working capital purposes during periods of peak demand, if necessary.

The Master Note is filed as an exhibit to this Current Report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits.
10.1	Master Note Agreement, dated as of May 27, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 30, 2008	SUBURBAN PROPANE PARTNERS, L.P.
	By:	/s/ MICHAEL A. STIVALA
	Name:	Michael A. Stivala
	Title:	Chief Financial Officer and Chief Accounting Officer

EXHIBITS

Exhibit No.	Exhibit
10.1	Master Note Agreement, dated as of May 27, 2008